Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Arteris, Inc., of our report dated February 28, 2023, relating to the consolidated financial statements as of and for the year ended December 31, 2022 of Arteris, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California
February 20, 2024